UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

SOLVENTUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	001-41968	92-2008841
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3M Center, Building 275-6W
2510 Conway Avenue East
Maplewood, MN 55144
(Address of principal executive offices) (Zip Code)

(651) 733-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SOLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD

Pro Forma Financial Information

Included in Item 9.01 of this Current Report on Form 8-K, are unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) of Solventum Corporation, a Delaware corporation (“Solventum” or the “Company”) relating to Solventum’s previously announced Transaction (as defined below) with Thermo Fisher Scientific Inc., a Delaware corporation (“Buyer”).

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not purport to reflect what the Company’s actual results of operations or financial condition or this pro forma financial information would have been had the Transaction occurred in as of and for the periods indicated, nor are they necessarily indicative of the Company's future results of operations or financial condition. Notably, among other limitations, the pro forma financial statements do not reflect:

•	the Company’s intent to use the net proceeds from the Transaction through the pay down of term loans and bond buyback; and

•
any actions the Company may take to address general corporate overhead costs which were historically allocated to the business to be divested, including labor and non-labor expenses related to the Company’s corporate support functions, such as those related to finance, accounting, tax, treasury, information technology, human resources, legal, and others.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

As previously disclosed, on February 25, 2025, Solventum and the Buyer entered into a Transaction Agreement (the “Initial Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Buyer agreed to acquire from Solventum certain assets and liabilities related to Solventum’s purification and filtration business. On June 25, 2025, Solventum and Buyer entered into an Amended and Restated Transaction Agreement (the “Agreement”) to exclude Solventum’s drinking water filtration business from the scope of the purification and filtration business to be acquired by Buyer and reduce the cash consideration payable for the acquired business at the closing of the transaction from approximately $4.10 billion to approximately $4.00 billion, with net proceeds still intended to be used primarily to pay down debt (the “Transaction”). The closing purchase price continues to be subject to customary adjustments for closing cash and debt, unpaid transaction expenses and working capital as set forth in the Agreement.

The pro forma financial statements included in this Current Report on Form 8-K have been derived from the Company’s historical consolidated financial statements and give effect to the Transaction. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 reflects the Company’s financial position as if the Transaction had occurred on June 30, 2025 (“Pro Forma Balance Sheet”). The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2025 and year ended December 31, 2024 reflect the Company’s results as if the Transaction had occurred as of January 1, 2024 for all periods presented (“Pro Forma Statements of Income”). The Pro Forma Balance Sheet and the Pro Forma Statements of Income are both filed herewith as Exhibit 99.1, and are incorporated herein by reference.

The pro forma financial statements included in this Current Report on Form 8-K have been prepared for illustrative and informational purposes only and are subject to assumptions and adjustments, which management believes to be reasonable, given the information available on the date hereof. It is subject to other uncertainties and does not purport to reflect what Solventum’s actual results of operations or financial condition or this pro forma financial information would have been had the Transaction been completed on the dates assumed for purposes of such pro forma financial information or to be indicative of Solventum’s financial condition, results of operations or metrics as of or for any future date or period. This Current Report on Form 8-K does not modify or update the consolidated financial statements of Solventum included in Solventum’s Annual Report on Form 10-K for the year ended December 31, 2024 or Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated financial statements of Solventum Corporation as of June 30, 2025, for the six months ended June 30, 2025 and for the year ended December 31, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025
Solventum Corporation

	By:	/s/ Wayde McMillan
	Name:	Wayde McMillan
	Title:	Executive Vice President & Chief Financial Officer